EXHIBIT 10.2
PREFERRED INTEREST AMENDMENT AGREEMENT
     This Preferred Interest Amendment Agreement (this “Amendment”) is made as of this 8th day of August 2008 among NRG Common Stock Finance I LLC, a Delaware limited liability company (“Issuer”), Credit Suisse Capital LLC (together with its successor and assigns, “Purchaser”) and Credit Suisse Securities (USA) LLC (“Agent”), solely in its capacity as agent for Purchaser and Issuer (Issuer, Purchaser and Agent, collectively, the “Parties”).
W I T N E S S E T H
     WHEREAS, the Parties have heretofore entered into a Preferred Interest Purchase Agreement dated as of August 4, 2006 (the “Preferred Interest Purchase Agreement”) pursuant to which Issuer issued to Purchaser Issuer’s Series 1 Exchangeable Limited Liability Company Preferred Interests (the “Preferred Interests”) on August 4, 2006;
     WHEREAS, the Parties have heretofore entered into an Amendment Agreement dated as of February 27, 2008 relating to the Preferred Interest Purchase Agreement (the “Amendment Agreement”) (and, for the avoidance of doubt, references to the Preferred Interest Purchase Agreement herein shall mean the Preferred Interest Purchase Agreement as modified or amended by such Amendment Agreement with respect to the Preferred Interest Purchase Agreement);
     WHEREAS, the Parties hereto desire to amend the terms and provisions of the Preferred Interests and the Preferred Interest Purchase Agreement as set forth herein;
     NOW, THEREFORE, in consideration of their mutual covenants herein contained, the Parties, intending to be legally bound, hereby mutually covenant and agree as follows:
     SECTION 1. Defined Terms; References. Unless otherwise specifically defined herein, each capitalized term used herein and not otherwise defined herein has the meaning assigned to such term in the Preferred Interest Purchase Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Preferred Interest Purchase Agreement” and each other similar reference contained in the Preferred Interest Purchase Agreement shall, after this Amendment becomes effective, refer to the Preferred Interest Purchase Agreement as amended hereby.
     SECTION 2. Amendments. The Preferred Interest Purchase Agreement and Certificate No. 1 for the Preferred Interests dated as of August 4, 2006 (“Certificate No. 1”) are hereby amended as follows, with such amendments taking effect as of the later of the final day of the Averaging Period (as defined below) or, if Issuer is required to make a payment pursuant to Section 4(a) below, the day such payment is made (the “Effective Date”), and subject to the further condition that as of such date Purchaser shall have received an opinion (in form and substance satisfactory to Purchaser and its counsel), dated as of the date hereof, of Kirkland & Ellis LLP, counsel for Issuer, substantially in the form attached hereto as Exhibit A:
     (a) The third “Whereas” clause of the Preferred Interest Purchase Agreement is amended by deleting the words “and exchangeable” in the first line.
     (b) Section 7(c) of the Preferred Interest Purchase Agreement is amended by deleting the words “and exchange” in the second line.
     (c) The first paragraph of Certificate No. 1 is amended by deleting the phrase “, EXCHANGE” in the fourth line.
     (d) The first paragraph of the reverse of Certificate No. 1 is amended by (i) deleting the words “and exchangeable” on the second line and (ii) deleting the phrase “and/or the common stock of NRG Energy, Inc.” that begins on the second line.
     (e) Each reference to the “Series 1 Exchangeable Limited Liability Company Preferred Interests” in Certificate No. 1 and the form of Assignment thereto shall be replaced with the words “Series 1 Limited Liability Company Preferred Interests.”
     (f) The Issuer shall execute on the Effective Date an amendment to the Certificate of Designations substantially in the form of Exhibit B hereto.
     SECTION 3. Payment. On the Amendment Start Date, Issuer shall pay Purchaser cash in immediately available funds by wire transfer to an account designated by Purchaser in an amount equal to USD 10,621,070.99 (the “Initial Payment Amount”).
     SECTION 4. Payment Adjustment. Promptly following the last day of the Averaging Period the Calculation Agent shall determine the Final Payment Amount (as defined below) and notify the Purchaser and the Issuer of such amount. On the date one Settlement Cycle following the last day of the Averaging Period:
     (a) if the Final Payment Amount is greater than the Initial Payment Amount, as an adjustment to the payment set forth in Section 3 above, Issuer shall make a cash payment in USD to Purchaser in an amount equal to such difference by wire transfer of immediately available funds to an account designated by Purchaser; or

     (b) if the Final Payment Amount is less than the Initial Payment Amount, as an adjustment to the payment set forth in Section 3 above, Purchaser shall make a cash payment in USD to Issuer in an amount equal to the absolute value of such difference by wire transfer of immediately available funds to an account designated by Issuer.
     “Amendment Start Date” means August 8, 2008.
     “Average VWAP Price” means the arithmetic average of the VWAP Prices for the Trading Days in the Averaging Period.
     “Averaging Period” means a period of twelve consecutive Trading Days beginning on the Amendment Start Date; provided that the Purchaser may accelerate the final day of the Averaging Period to any Trading Day beginning on or after the sixth Trading Day following the Amendment Start Date by notice to the Issuer on or prior to such accelerated final day. The Calculation Agent may determine that any Scheduled Trading Day is a Disrupted Day only in part, in which case (i) the Calculation Agent may, but need not, extend the scheduled final day of the Averaging Period, (ii) the Calculation Agent shall determine the VWAP Price for such Disrupted Day based on Rule 10b-18 eligible transactions in NRG Common Stock on the Exchange on such day during the period on such day that the Exchange is open and no Market Disruption Event (or circumstance described in Section 7 of this Amendment) has occurred and is continuing and (iii) the Average VWAP Price will be determined by the Calculation Agent using an appropriately weighted average of VWAP Prices.
     “Final Payment Amount” means the amount in USD for a given Average VWAP Price as set forth in the table in Appendix A hereto; provided that if the Average VWAP Price is between two Average VWAP Price amounts in the table, the Final Payment Amount shall be determined by straight-line interpolation between the Final Payment Amounts set forth for the next higher and lower Average VWAP Price amounts in the table.
     SECTION 5. Adjustment of Terms. In the event of any stock split, stock dividend, bankruptcy, insolvency, reorganization, Merger Event, Tender Offer, rights offering, recapitalization, spin-off or other material event involving the Company or the NRG Common Stock), the Calculation Agent shall adjust the terms of this Amendment as appropriate to account for such event.
     SECTION 6. Representations, Warranties and Agreements.
     (a) Issuer and Purchaser each represents and warrants to the other that its representations and warranties contained in Sections 4 and 5, respectively, of the Preferred Interest Purchase Agreement are true and correct on the date hereof as if made on the date hereof.

     (b) Issuer represents and warrants to and for the benefit of, and agrees with, Purchaser as follows:
     (i) it has the power to execute this Amendment, to deliver this Amendment and to perform its obligations under this Amendment and has taken all necessary action to authorize such execution, delivery and performance;
     (ii) such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;
     (iii) all governmental and other consents that are required to have been obtained by it with respect to the execution and delivery of and the performance of its obligations under this Amendment have been obtained and are in full force and effect and all conditions of any such consents have been complied with;
     (iv) its obligations under this Amendment constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general equitable principles;
     (v) no Early Redemption Event with respect to the Preferred Interests has occurred and is continuing and no such event or circumstance would reasonably be expected to occur as a result of its entering into or performing its obligations under this Amendment;
     (vi) there is not pending or, to its knowledge, threatened against it or any of its affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Amendment or its ability to perform its obligations under this Amendment;
     (vii) it is acting for its own account, and has made its own independent decision to enter into this Amendment and as to whether this Amendment is appropriate or proper for it based upon its own judgment and upon advice of such advisors as it deems necessary; Issuer acknowledges and agrees that it is not relying, and has not relied, upon any communication (written or oral) of Purchaser or any Affiliate of Purchaser with respect to the legal, accounting, tax or other implications of this Amendment and that it has conducted its own analyses of the legal, accounting, tax and other implications hereof (it being understood that information and explanations related to the terms and conditions of this Amendment shall not be considered investment advice or a recommendation to enter into this Amendment); it further acknowledges and confirms that it has taken independent tax advice with respect to this Amendment;
     (viii) it is entering into this Amendment with a full understanding of all of the terms and risks hereof (economic and otherwise) and is capable of evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks; it is also capable of assuming (financially and otherwise), and assumes, those risks;
     (ix) it acknowledges that neither Purchaser nor any Affiliate of Purchaser is acting as a fiduciary for or an advisor to Issuer in respect of this Amendment;
     (x) (A) none of it and its officers and directors is aware of any material nonpublic information regarding the Company or the NRG Common Stock, (B) all reports and other documents filed by the Company with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) when considered as a whole (with the more recent such reports and documents deemed to amend inconsistent statements contained in any earlier such reports and documents), do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading and (C) it is entering into this Amendment in good faith and not as part of a plan or scheme to evade compliance with the federal securities laws, including without limitation Rule 10b5-1 promulgated under the Exchange Act;
     (xi) it is not entering into this Amendment to create actual or apparent trading activity in the NRG Common Stock (or any security convertible into or exchangeable for NRG Common Stock) or to manipulate the price of the NRG Common Stock (or any security convertible into or exchangeable for NRG Common Stock) or otherwise in violation of the Exchange Act;
     (xii) without limiting the generality of Section 6(b)(ii), this Amendment will not violate Rule 13e-1 or Rule 13e-4 under the Exchange Act;
     (xiii) it is not, and after giving effect to the transactions contemplated hereby will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended;

     (xiv) during the Averaging Period, it shall not, and shall cause its affiliates and affiliated purchasers (each as defined in Rule 10b-18) not to, directly or indirectly (including, without limitation, by means of any cash-settled or other derivative instrument) purchase, offer to purchase, place any bid or limit order that would effect a purchase of, or commence any tender offer relating to, NRG Common Stock (or an equivalent interest, including a unit of beneficial interest in a trust or limited partnership or a depository share) or any security convertible into or exchangeable or exercisable for NRG Common Stock, except through Purchaser;
     (xv) each of it and the Company is, and shall be as of the date of any payment or delivery by it hereunder, solvent and able to pay its debts as they come due, with assets having a fair value greater than liabilities and with capital sufficient to carry on the businesses in which it engages;
     (xvi) during the Averaging Period, the NRG Common Stock shall not be subject to a “restricted period,” as such term is defined in Regulation M under the Exchange Act;
     (xvii) it shall not, at any time during the Averaging Period, communicate, directly or indirectly, any material nonpublic information concerning itself or the NRG Common Stock or purchases of NRG Common Stock by Purchaser (or its agent or affiliate) to any Relevant CSNY Personnel (as defined below); “Relevant CSNY Personnel” means any employee of Purchaser or any affiliate, except employees that Purchaser has notified Issuer in writing are not “Relevant CSNY Personnel”;
     (xviii) it shall not enter into or alter any hedging transaction relating to the NRG Common Stock corresponding to this Amendment; it also acknowledges and agrees that any amendment, modification, waiver or termination of this Amendment or the Preferred Interest Purchase Agreement must be effected in accordance with the requirements for the amendment or termination of a “plan” as defined in Rule 10b5-1(c) under the Exchange Act; without limiting the generality of the foregoing, any such amendment, modification, waiver or termination shall be made in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5 under the Exchange Act;
     (xix) none of it, the Company and their respective affiliated purchasers (as defined in Rule 10b-18) have made any block purchases (as defined in Rule 10b-18) during the calendar week in which the Amendment Start Date occurs or any of the four calendar weeks preceding such week; and
     (xx) it shall (i) notify Purchaser prior to the opening of trading in the NRG Common Stock on any day on which the Company makes any public announcement (as defined in Rule 165(f) under the Securities Act) of any merger, acquisition, or similar transaction involving a recapitalization relating to the Company (other than any such transaction in which the consideration consists solely of cash and there is no valuation period), (ii) promptly notify Purchaser following any such announcement that such announcement has been made, and (iii) promptly deliver to Purchaser following the making of any such announcement a certificate indicating (A) the Company’s average daily Rule 10b-18 purchases (as defined in Rule 10b-18) during the three full calendar months preceding the date of the announcement of such transaction and (B) the Company’s block purchases (as defined in Rule 10b-18) effected pursuant to paragraph (b)(4) of Rule 10b-18 during the three full calendar months preceding the date of the announcement of such transaction. In addition, Issuer shall promptly notify Purchaser of the earlier to occur of the completion of such transaction and the completion of the vote by target stockholders. Issuer acknowledges that any such public announcement may cause Purchaser to elect to treat one or more Trading Days as Disrupted Days pursuant to Section 7 below. Accordingly, Issuer acknowledges that its actions in relation to any such announcement or transaction must comply with the standards set forth in subclause (xviii) above.
     (c) Purchaser represents and warrants to and for the benefit of, and agrees with, Issuer as follows:
     (i) it has the power to execute this Amendment, to deliver this Amendment and to perform its obligations under this Amendment and has taken all necessary action to authorize such execution, delivery and performance;
     (ii) such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;
     (iii) all governmental and other consents that are required to have been obtained by it with respect to this Amendment have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and
     (iv) its obligations under this Amendment constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general equitable principles.

     (d) The Parties intend for the Amendment to comply with the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act and to constitute a binding contract, instruction or plan satisfying the requirements of 10b5-1(c) and to be interpreted to comply with the requirements of Rule 10b5-1(c).
     SECTION 7. Additional Averaging Period Disruption. If on any Scheduled Trading Day during the Averaging Period, Purchaser determines that (i) its or its affiliates’ market activities in connection with this Amendment may raise material risks under applicable securities laws or (ii) a Hedging Disruption has occurred, Purchaser may, in its discretion, elect to treat such Trading Day as a Disrupted Day in whole or in part as appropriate with regard to such relevant securities laws or Hedging Disruption, as the case may be, and Purchaser shall so notify Issuer.
     SECTION 8. Counterparts. This Amendment may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.
     SECTION 9. Governing Law; Jurisdiction. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS THEREOF.
     SECTION 10. Preferred Interest Purchase Agreement. Except as otherwise specified in this Amendment, the Preferred Interest Purchase Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, this Amendment has been executed as of the date first written above.

ISSUER:

NRG COMMON STOCK FINANCE I LLC

By: /s/ Clint Freeland Name: Clint Freeland
Title: Director and President

PURCHASER:

CREDIT SUISSE CAPITAL LLC

By: /s/ Marisa Scauzillo Name: Marisa Scauzillo
Title: Authorized Signatory

By: /s/ Vittorio Scialoja Name: Vittorio Scialoja
Title: Authorized Signatory

AGENT:

CREDIT SUISSE SECURITIES (USA) LLC

By: s/ Marisa Scauzillo Name: Marisa Scauzillo
Title: Authorized Signatory